EXHIBIT 99.1
REVISED RELEASE
FOR IMMEDIATE RELEASE:    FOR FURTHER INFORMATION CONTACT:
Stanley Dempsey, Chairman & Chief Executive Officer
Karen Gross, Vice President & Corporate Secretary
(303) 573-1660
ROYAL GOLD ANNOUNCES COMMON STOCK OFFERING
     DENVER, COLORADO. SEPTEMBER 20, 2005: ROYAL GOLD, INC. (NASDAQ:RGLD; TSX:RGL) announced today that it is offering 2,000,000 shares (with an underwriters’ over-allotment option of 300,000 shares) of its common stock. The offering will utilize an effective shelf registration filed with the U.S. Securities and Exchange Commission. HSBC Securities (USA) Inc. is acting as lead manager and sole bookrunner for the offering.
     This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state.
     Royal Gold is a precious metals royalty company engaging in the acquisition and management of precious metal royalty interests. Royal Gold is publicly traded on the NASDAQ National Market System under the symbol “RGLD,” and on the Toronto Stock Exchange under the symbol “RGL.” The Company’s web page is located at www.royalgold.com.